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                                  EXHIBIT 99.1


                           TRiMARK TECHNOLOGIES, INC.

                       1998 DIRECTOR AND EXECUTIVE OFFICER

                         NON-STATUTORY STOCK OPTION PLAN

1.       PURPOSE.

         The purpose of this TRiMARK Technologies, Inc. (the "Company") 1998 Director and Executive Officer Non-Statutory Stock Option Plan (the "Plan") is to advance the interests of the Company and its shareholders by providing those directors and executive officers of the Company and its Affiliates, upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Affiliates largely depends, with additional incentive to perform in a superior manner. A purpose of the Plan is also to attract people of experience and ability to the service of the Company and its Affiliates.

2.       DEFINITIONS.

         (a) "Affiliate" means (i) a member of a controlled group of corporations of which the Company is a member or (ii) an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C).

         (b) "Award" means a grant of Non-statutory Stock Options under the provisions of this Plan.

         (c) "Board of Directors" or "Board" means the board of directors of the Company or any duly authorized committee thereof.

         (d)      "Common Stock" means the common stock of the Company.

         (e) "Date of Grant" means the date an Award is effective pursuant to the terms hereof.

         (f)      "Director" means a member of the Board.

         (g) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of a Participant to perform the work customarily assigned to the Participant. Additionally, a medical doctor selected or approved by the Board must advise the Board that it is either not possible to determine when such Disability will terminate or that it


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appears probable that such Disability will be permanent during the remainder of said Participant's lifetime.

         (h) "Executive Officer" means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the Company.

         (i) "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the fair market value as determined in good faith by the Board.

         (j) "Non-statutory Stock Option" or "Option" means an option to purchase Common Stock granted to an Executive Officer or Director pursuant to
Section 7 of this Plan.

         (k) "Participant" means an Executive Officer or Director of the Company or its Affiliates chosen by the Board to participate in the Plan.

         (l) "Plan Year(s)" means a calendar year or years commencing on or after January 1, 1998.

3.       ADMINISTRATION.

         The Plan shall be administered by the Board. The Board is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it sees necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it sees as necessary or advisable. All determinations and interpretations made by the Board shall be binding and conclusive.

4.       TYPE OF AWARD.

         Awards under the Plan to Directors and Executive Officers may only be granted as Non-statutory Stock Options.

5.       OPTIONS AVAILABLE PURSUANT TO THE PLAN.

         Subject to adjustment as provided in Section 13, the maximum number of options granted under the Plan shall be 800,000 Non-statutory Stock Options. These options may be granted with respect to shares of Common Stock which are either authorized but unissued shares or shares previously issued and reacquired by the Company. To the extent that options are granted under the Plan, such options will be unavailable for future grants under the Plan except that, to the extent that options granted under the Plan terminate, expire or are canceled without having been exercised, such options may be reissued.

6.       ELIGIBILITY.

         Executive Officers and Directors shall be eligible to receive Non-statutory Stock Options under the Plan.


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         7.       NON-STATUTORY STOCK OPTIONS.

         7.1      Grant of Non-statutory Stock Options.

         The Board may, from time to time, grant Non-statutory Stock Options to Executive Officers and Directors upon such terms and conditions as the Board may determine.

         (a) Terms of Non-Statutory Options. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

                  (i) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall be determined on the date the option is granted by the Board. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company at the Fair Market Value of such shares on the date of surrender determined in the manner described in Section 2(i) of the Plan.

                  (ii) Terms of Options. The term during which each Non-statutory Stock Option may be exercised shall be five years from the Date of Grant, or such shorter period determined by the Board as of the Date of Grant. The Board shall determine the date on which each Non-statutory Stock Option shall become exercisable and may provide that a Non-statutory Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable. The Board may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part.

                  (iii) Termination of Service. Upon the termination of a Participant's service for any reason other than Disability or death, the Participant's Non-statutory Stock Options shall expire upon termination. In the event of the death or Disability of any Participant, all Non-statutory Stock Options held by the Participant, whether or not vested at such time, shall be exercisable by the Participant or the legal representatives or beneficiaries of the Participant for one year or such longer period as determined by the Board following the date of the Participant's death or cessation of service due to Disability, provided that in no event shall the period extend beyond the expiration of the Non-statutory Stock Option term.

8.       SURRENDER OPTION.

         In the event of a Participant's termination of employment as a result of death, Disability or retirement, the Participant (or the Participant's legal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Board make application to surrender all or part of options held by such Participant in exchange for a cash payment from the Company of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination and the exercise price per share of the option on the Date of Grant. Whether the Board accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Board is under no obligation to any Participant whatsoever to make such payments. In the event that the Board accepts such application and the
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Company determines to make payment, such payment shall be in lieu of the exercise of the underlying option and such option shall cease to be exercisable.

9.       RIGHTS OF A SHAREHOLDER; NON-TRANSFERABILITY.

         No Participant shall have any rights as a shareholder with respect to any shares covered by a Non-statutory Stock Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Company or its Affiliates or to continue to perform services for the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate a Participant's services as an Executive Officer or Director at any time.

         No Award under the Plan shall be transferable by the Participant other than by will or the laws of descent and distribution. Each option granted hereunder may be only exercised during the Participant's lifetime by the Participant or by a guardian or legal representative as set forth herein.

10.      AGREEMENT WITH GRANTEES.

         Each Award of Options will be evidenced by a written agreement, executed by the Participant and the Company or its Affiliates which describes the conditions for receiving the Awards including the date of Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by applicable securities law.

11.      DESIGNATION OF BENEFICIARY.

         A Participant may, with the consent of the Board, designate a person or persons to receive, in the event of death, any stock option to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

12.      DILUTION AND OTHER ADJUSTMENTS.

         In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such outstanding shares without receipt or payment of consideration by the Company, the Board will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

         (a) adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;

         (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan; and


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         (c)      adjustments in the purchase price of outstanding Non-statutory
Stock Options.

         No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. Nothing herein shall be construed to require any adjustment in the event the Company pays cash dividends on the Common Stock.

13.      WITHHOLDING.

         There may be deducted from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to be withheld.

14.      SHAREHOLDERS AGREEMENT.

         All Common Stock issued pursuant to this Plan shall be subject to the Shareholders Agreement which now exists or may hereafter be entered into with respect to the Company's Common Stock. Prior to issuance of any Common Stock pursuant to this Plan, the Participant shall execute such documents as are necessary in the opinion of counsel for the Company to make the Participant subject to any such Shareholders Agreement with respect to such Common Stock.

15.      AMENDMENT OF THE PLAN.

         The Board may at any time, and from time to time, modify or amend the Plan in any respect.

         No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award.

16.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective as of __________, 1998, the date of its adoption by the Board.

17.      TERMINATION OF THE PLAN.

         The right to grant Awards under the Plan will terminate upon the earlier of five (5) years after the effective date of the Plan or the issuance of Common Stock or the exercise of options equivalent to the maximum number of shares reserved under the Plan as set forth in Section 5. The Board of Directors has the right to suspend or terminate the Plan at any time. No termination shall, without the consent of a Participant, adversely affect such individual's rights under a previously granted Award.

18.      APPLICABLE LAW.

         The Plan will be administered in accordance with the laws of the State of Illinois to the extent not preempted by federal law as now or hereafter in effect.


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---------------------------                 ------------------------------
Date Adopted                                         (Signature)
                                                        Title


         ------------------------------
                   Secretary


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                           TRiMARK TECHNOLOGIES, INC.

                       1998 DIRECTOR AND EXECUTIVE OFFICER

                                STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

                  THIS AGREEMENT effective as of __________________ (hereinafter referred to as the "Grant Date") by and between TRiMARK Technologies, Inc. (hereinafter referred to as the "Company") and __________________________ (hereinafter referred to as the "Optionee");

                                    PREMISES:

                  The Company has adopted the TRiMARK Technologies, Inc. 1998 Director and Executive Officer Stock Option Plan (hereinafter referred to as the "Plan") to permit options to purchase shares of the Company's common stock (hereinafter referred to as "Stock"), to be granted to certain Directors and Executive Officers of the Company and its Affiliates; and

                  The Optionee is a Director and/or an Executive Officer of the Company or an Affiliate and such corporation wishes to retain Optionee in such capacity by providing Optionee a means to acquire and/or increase his or her proprietary interest in the Company.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

         l. Grant of Options. Subject to the terms and conditions of the Plan, a copy of which is attached hereto and made a part hereof, and this Agreement, the Company grants to the Optionee the options to purchase from the Company all or any part of an aggregate number of ________ shares of Stock (hereinafter such shares of Stock are referred to as the "Optioned Shares" and the options to purchase the Optioned Shares are referred to as the "Options"). Options to purchase all shares shall be Non-Statutory Stock Options.

         2. Option Exercise Price. The price to be paid for the Optioned Shares shall be _______________ ($____) per share.

         3. Vesting. The Optionee may only exercise Options to the extent such Options are vested at the time the Options are exercised. The schedule for vesting of Options is as follows:

                                         Percentage of Granted Options
                  Date                          which are Vested
                  ----                   -----------------------------


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         4.       Minimum Exercise Amount. The minimum number of Options which may be exercised at one time shall be 100 or, if less are outstanding, the remaining vested Options.

         5. Expiration of Options. None of the Optioned Shares may be purchased after _________________ (which date shall not be more than five (5) years from the Grant Date).

         6. Exercise of Options. An Option may be exercised only by written notice, delivered or mailed by postpaid, registered or certified mail addressed to the President and Chief Executive Officer of the Company specifying the number of Optioned Shares being purchased. Such notice shall be accompanied by payment in cash or its equivalent of the entire purchase price of the Optioned Shares being purchased, by tendering previously acquired shares of Stock having a Fair Market Value equal to the entire purchase price of the Optioned Shares being purchased, or by any combination of cash and Stock in which the cash or its equivalent paid and the Fair Market Value of the Stock tendered is equal to the entire purchase price of the Optioned Shares being purchased.

         Shares of Stock tendered shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. Upon receipt of the payment of the entire purchase price of the Optioned Shares so purchased, certificates for such Optioned Shares shall be issued to the Optionee. The Optioned Shares so purchased shall be fully paid and nonassessable. Such Optioned Shares shall bear a legend restricting their transferability in substantially the following form:

         "Transfer of the securities evidenced by this certificate is not valid except to the extent that such transfer has complied with the provisions regarding transfer contained in a Shareholder Agreement, dated as of May 14, 1996, as may be amended from time to time. A copy of the Shareholder Agreement, which imposes various restrictions upon the holder of this certificate, is available to interested parties for inspection at the offices of the Company."

         "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, but have been issued in reliance upon exemptions therefrom. The securities may not be offered, sold, pledged or otherwise transferred without registration under the Act or the opinion of counsel satisfactory to the corporation that an exemption from registration is available or that such transfer may otherwise lawfully be made."

         7. Surrender of Options. A Participant who terminates work for which the Director was engaged as a result of death, Disability or normal retirement may make application to surrender all or part of the Options held by such Participant in exchange for a cash payment. Acceptance of such application by the Board is within the Board's absolute and sole discretion.

         8. Termination of Optionee. (a) If the Optionee ceases to be a Director and/or an Executive Officer of the Company or an Affiliate for any reason other than Disability of death, the Option shall expire on termination.


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                  (b)      If the Optionee ceases to be a Director and/or an
Executive Officer of the Company or an Affiliate for reasons of Disability or death, the Options may be exercised, to the extent otherwise exercisable at the date of Optionee's Disability or death, in whole or in part, within one year after the date of Disability or death and not thereafter, by the person or persons entitled to do so under the Optionee's will or, if the Optionee shall fail to make a testamentary disposition of the Options or shall die intestate, by the Optionee's legal representative or representatives.

                  (c) In no event shall the exercise period for a terminated Optionee extend beyond the expiration of the Option's term.

         9. Optionee's Rights as Shareholder. The Optionee shall not be deemed for any purposes to be a shareholder of the Company and shall not have any shareholder privileges with respect to any Optioned Shares except to the extent that the Option shall have been exercised with respect thereto and a stock certificate issued therefor. All rights as a holder of the stock shall be subject to the Company's Shareholders Agreement. Optionee shall execute such documents as are reasonably necessary in the opinion of the Company's counsel to make the Optionee subject to the Shareholders Agreement with respect to the Optioned Shares.

         10. Withholding. The Company may require as a condition precedent to the issuance or transfer of any shares of Stock upon exercise of any Options that the Optionee make such arrangements as the Board or its designee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the exercise of the Options. If the amount so requested is not paid, the Company may refuse to issue or transfer shares of Stock upon exercise of the Options.

         11. Nontransferability of Options. The Options herein granted shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

         12. Dilution and Other Adjustments. The existence of the Options herein granted shall not affect in any way the right or power of the Company or its shareholders to make or authorize any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company; provided, however, that the Board will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant as provided in the Plan. Nothing herein shall be construed to require an adjustment in the event the Company pays cash dividends.

         13. Definitions. The definition of any term not defined in this Agreement shall be defined as such term is defined in the Plan.

         14. Interpretation. As a condition of the granting of the Options, the Optionee agrees for himself or herself and Optionee's legal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement or the Plan shall be


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determined in good faith by the Board in its sole discretion, and any such interpretation by the Board of the terms of this Agreement or the Plan shall be final, binding, and conclusive.

         15. Professional Advice. The acceptance and exercise of the Options and the sale of Stock issued pursuant to exercise of the Options may have consequences under federal and state tax and securities laws which may vary depending on the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that the Optionee has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and his or her dealing with respect to the Options or the Stock and has received no advice from the Company in connection therewith.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers, and the Optionee has hereunto affixed his or her hand and seal, the day and year first above written.


                                      TRiMARK TECHNOLOGIES, INC.


______________________ By:_________
         Optionee                            President and
                                             Chief Executive Officer


                                      Attest:_______________